    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1998
                                                      REGISTRATION NO. 333-53775
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1.
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                          INTERPORE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                             95-3043318
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

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                              181 TECHNOLOGY DRIVE
                          IRVINE, CALIFORNIA 92618-2402
           (Address of Principal Executive Offices including Zip Code)

                                   ----------

                CROSS MEDICAL PRODUCTS, INC. AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN;

                     THE DANNINGER MEDICAL TECHNOLOGY, INC.
                       AMENDED AND RESTATED 1984 INCENTIVE
                             STOCK OPTION PLAN; AND

                   THE DANNINGER MEDICAL TECHNOLOGY, INC. 1984
                       AMENDED AND RESTATED NON-STATUTORY
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                   ----------

     RICHARD L. HARRISON                                 COPY TO:
    SENIOR VICE PRESIDENT                       REGINA M. SCHLATTER, ESQ.
INTERPORE INTERNATIONAL, INC.                        LATHAM & WATKINS
     181 TECHNOLOGY DRIVE                 650 TOWN CENTER DRIVE, TWENTIETH FLOOR
IRVINE, CALIFORNIA 92618-2402                  COSTA MESA, CALIFORNIA 92626
        (949) 453-3200                                (714) 540-1235

                                   ----------

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

================================================================================

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-53775) is filed to reflect the name of the most recent version of two of the plans subject to this Registration Statement, as follows: (i) "The Danninger Medical Technology, Inc. Amended and Restated 1984 Incentive Stock Option Plan" (not "The Danninger Medical Technology, Inc. 1984 Incentive Stock Option Plan") and (ii) "The Danninger Medical Technology, Inc. Amended and Restated 1984 Non-Statutory Stock Option Plan" (not "The Danninger Medical Technology, Inc. 1984 Non-Statutory Stock Option Plan"). The most recent version of each these two plans are filed as exhibits to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-53775).

ITEM 8. EXHIBITS

        See Index to Exhibits on page 4.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 20, 1998.

                                      INTERPORE INTERNATIONAL, INC.


                                      By: /s/ David C. Mercer
                                          --------------------------------------
                                          David C. Mercer, Chairman of the Board
                                          and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

           Signature                           Title                         Date
           ---------                           -----                         ----

/s/ David C. Mercer              Chairman of the Board and Chief        August 20, 1998
------------------------------   Executive Officer (Principal
David C. Mercer                  Executive Officer)


         *                       Director, President and Chief          August 20, 1998
------------------------------   Operating Officer
Joseph A. Mussey


/s/ Richard L. Harrison          Senior Vice President and Chief        August 20, 1998
------------------------------   Financial Officer (Principal
Richard L. Harrison              Financial Officer)


          *                      Director                               August 20, 1998
------------------------------
William A. Eisenecher


          *                      Director                               August 20, 1998
------------------------------
Daniel A. Funk


          *                      Director                               August 20, 1998
------------------------------
G. Bradford Jones


          *                      Director                               August 20, 1998
------------------------------
Robert J. Williams


By: /s/ Richard L. Harrison
    --------------------------
    Richard L. Harrison
    as Attorney-in-Fact

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

                                INDEX TO EXHIBITS

EXHIBIT                                                                                PAGE
-------                                                                                ----
 4.1           Certificate of Incorporation.                                         Note (i)

 5.1           Opinion of Latham & Watkins.                                         Note (ii)

10.1           Danninger Medical Technology, Inc. Amended and Restated                  5
               1984 Non-Statutory Stock Option Plan

10.2           Danninger Medical Technology, Inc. Amended and Restated                  10
               1984 Incentive Stock Option Plan

10.3           Cross Medical Products Inc. Amended and Restated 1994                Note (ii)
               Stock Option Plan.

23.1           Consent of Latham & Watkins (included in Exhibit 5.1).

23.2           Consent of Ernst & Young LLP.                                        Note (ii)

23.3           Consent of Coopers & Lybrand L.L.P.                                  Note (ii)

24             Power of Attorney                                                    Note (ii)

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(i)  Incorporated by reference to Annex VII of the Company's Registration
     Statement on Form S-4 (No. 333-49487).
(ii) Previously filed.


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